EXHIBIT 99.1

Unrivaled Brands Announces Successful Closing of Acquisition of

People’s First Choice

Adds Premier Southern California Dispensary Operations

SANTA ANA, CA – November 29, 2021 – (GlobeNewswire) – Unrivaled Brands, Inc. (OTCQX:UNRV) ("Unrivaled" or the "Company") today announced that the Company has successfully completed its acquisition of People’s First Choice and entered into a definitive agreement to acquire People’s Riverside, People’s Los Angeles and People’s Costa Mesa (“People’s”). In connection with the acquisition agreement, the Company will take full control of the People’s Riverside, People’s Los Angeles and People’s Costa Mesa operations and will receive all economic benefits of each.

The acquisition of People’s dramatically expands the Company’s retail footprint, with the addition of one of the premier Southern California dispensaries, located in Santa Ana, as well as two additional prominent locations, Los Angeles and Riverside, opening next week and in Q1 2022, respectively. The Santa Ana dispensary generated almost $30 million in revenues during 2020, and revenue has continued to grow during 2021. The Los Angeles and Riverside locations are also in prominent locations, and both are expected to be strong performers.

Unrivaled’s CEO, Frank Knuettel II, stated, "With the close of the acquisition of People’s First Choice and the entry into a definitive acquisition agreement with additional People’s entities, we are pleased to take the next step in building the Company towards becoming the pre-eminent West Coast multi-state operator (“MSO”). The People’s dispensaries, in footprint, location and merchandising, are very attractive, and Santa Ana is an existing high performing asset. The proven methodology upon which the Santa Ana dispensary was built was replicated at the additional locations acquired by the Company, with the LA dispensary opening next week.

Importantly, the acquisition also affords us, where appropriate, the opportunity to add or replace existing products on the People’s shelves with our brands. In addition to the branded revenue we are adding, we anticipate that the addition of our owned brands on the People’s shelves will increase the Company’s margins and cash flow.”

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About Unrivaled Brands

Unrivaled Brands is a multi-state vertically integrated company focused on the cannabis sector with operations in California and Oregon. In California, Unrivaled Brands operates four dispensaries, a state-wide distribution network, and two cultivation facilities, and has one additional cultivation facilities and five dispensaries under development. In Oregon, we operate a state-wide distribution network. Among other brands, Unrivaled Brands is home to Korova, the market leader in high potency products across multiple product categories, currently available in California, Oregon, Arizona, and Oklahoma, as well as Sticks and Cabana. For more info, please visit: unrivaledbrands.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Unrivaled undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as "anticipates," "believes," "plans," "expects," "projects," "future," "intends," "may," "will," "should," "could," "estimates," "predicts," "potential," "continue," "guidance," and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as additional risks and uncertainties we face, are identified and more fully discussed in the "Risk Factors" section of Unrivaled’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Unrivaled as of the date of this release. Unrivaled undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact
Jason Assad
LR Advisors LLC.
jassad@unrivaledbrands.com
678-570-6791

For media inquiries:
Nic Johnson
Russo Partners
nic.johnson@russopartnersllc.com
303-482-6405

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